Significant Subsidiaries

         The following table sets forth all of the direct and indirect significant subsidiaries of Gemplus International S.A.:


Name of Company                                                                Percentage Owned
---------------                                                                ----------------
Gemplus S.A., a French corporation...........................................        93.0%(1)
Gemplus GmbH, a German corporation...........................................       100.0%
Gemplus Limited, a British corporation.......................................       100.0%
Gemplus Microelectronics S.A., a French corporation..........................       100.0%
Gemplus Technologies Asie Limited, a Singapore corporation...................       100.0%
Gemplus Microelectronics Asia Limited, a Singapore corporation...............       100.0%
Tianjin Gemplus Smart Card Company Limited, a Chinese corporation............        51.0%
Gemplus Tianjin New Technologies Company Limited, a Chinese corporation......       100.0%
Gemplus Corporation, a Delaware corporation..................................       100.0%
Gemplus Card International de Mexico S.A. de C.V., a Mexican corporation.....       100.0%
SkiData AG, an Austrian corporation..........................................        80.0%
Gemplus Finance S.A., a Luxembourg corporation...............................       100.0%
Zenzus Holdings Limited, a Gibraltar corporation.............................       100.0%
--------------------------

(1) The remaining shares are mainly held by the employees of Gemplus International S.A. pursuant to the exercise of stock options, who may contribute, from time to time, to Gemplus International S.A. the shares of Gemplus S.A. received upon exercise of these options in exchange for shares of Gemplus International S.A.